Exhibit 99.1

Meridian Corporation Reports Third Quarter 2024 Results and Announces a Quarterly Dividend of $0.125 per Common Share.
MALVERN, PA., October 24, 2024 — Meridian Corporation (Nasdaq: MRBK) today reported:

	Three Months Ended
(Dollars in thousands, except per share data)((Unaudited)	September 30, 2024	June 30, 2024	September 30, 2023
Income:
Net income	$4,743	$3,326	$4,005
Diluted earnings per common share	$0.42	$0.30	$0.35
Pre-tax, pre-provision income (1)	$8,527	$7,072	$5,292
(1) See Non-GAAP reconciliation in the Appendix

•Net income for the quarter ended September 30, 2024 was $4.7 million and pre-tax, pre-provision income was $8.5 million1.
•Return on average assets and return on average equity for the third quarter of 2024 were 0.80% and 11.41%, respectively.

•Net interest margin was 3.20% for the third quarter of 2024, with a loan yield of 7.41%.

•Total assets at September 30, 2024 were $2.4 billion, compared to $2.4 billion at June 30, 2024 and $2.2 billion at September 30, 2023.

•Commercial loans, excluding leases, increased $30.0 million, or 2% for the quarter and $158.0 million, or 11% year over year.
•Third quarter deposit growth was $63.5 million, or 3%, and $170.3 million, or 9.4% year over year.
•Non-interest-bearing deposits were up $13.2 million or 6%, quarter over quarter.

•On October 22, 2024, the Board of Directors declared a quarterly cash dividend of $0.125 per common share, payable November 19, 2024 to shareholders of record as of November 12, 2024.

Christopher J. Annas, Chairman and CEO commented:

“Our third quarter earnings showed significant improvement from the second quarter, increasing by 42.6% to $4.7 million, or $0.42 per share. Key highlights include an improving net interest margin at 3.20% for the quarter, and strong results from our wealth and mortgage segments. Robust loan growth of 7.2% for the first nine months of the year reflects our strong sales culture and healthy economic conditions in our primary market areas. We have great systems for lenders to be more effective, and that same technology for our customers to bank entirely online, which leads to better efficiencies. Deposit growth is consistent, and we are evaluating deposit-rich segments to accelerate growth that is less reliant on branch networks.

Our wealth segment is benefiting from local disruption and the cross-selling from our commercial/industrial and CRE lending units. A recent hire from a large local bank has accelerated growth and has a pipeline for adding advisors. The mortgage segment has recovered from the rate shock, and despite a continued lack of homes for sale, is hitting volume levels similar to pre-2019. The hard decisions made to cut back expenses and reposition the business are paying off. And if mortgage rates fall in 2025, there are many refinance opportunities.

Since starting the bank in 2004, Meridian has built a great reputation for responsiveness and consistency. The business community heavily relies on these qualities in a bank to build and grow themselves. We are the go-to bank in the Philadelphia metro market, and in a great position to build ever larger market share."

Exhibit 99.1

Select Condensed Financial Information

	As of or for the quarter ended (Unaudited)
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(Dollars in thousands, except per share data)
Income:
Net income	$4,743	$3,326	$2,676	$571	$4,005
Basic earnings per common share	0.43	0.30	0.24	0.05	0.36
Diluted earnings per common share	0.42	0.30	0.24	0.05	0.35
Net interest income	18,242	16,846	16,609	16,942	17,224

Balance Sheet:
Total assets	$2,387,721	$2,351,584	$2,292,923	$2,246,193	$2,230,971
Loans, net of fees and costs	2,008,396	1,988,535	1,956,315	1,895,806	1,885,629
Total deposits	1,978,927	1,915,436	1,900,696	1,823,462	1,808,645
Non-interest bearing deposits	237,207	224,040	220,581	239,289	244,668
Stockholders' equity	167,450	162,382	159,936	158,022	155,114

Balance Sheet Average Balances:
Total assets	$2,373,261	$2,319,295	$2,269,047	$2,219,340	$2,184,385
Total interest earning assets	2,277,523	2,222,177	2,173,212	2,121,068	2,086,331
Loans, net of fees and costs	1,997,574	1,972,740	1,944,187	1,891,170	1,876,648
Total deposits	1,960,145	1,919,954	1,823,523	1,820,532	1,782,140
Non-interest bearing deposits	246,310	229,040	233,255	254,025	253,485
Stockholders' equity	165,309	162,119	159,822	157,210	156,271

Performance Ratios (Annualized):
Return on average assets	0.80%	0.58%	0.47%	0.10%	0.73%
Return on average equity	11.41%	8.25%	6.73%	1.44%	10.17%

Income Statement - Third Quarter 2024 Compared to Second Quarter 2024
Third quarter net income increased $1.4 million, or 42.6%, to $4.7 million led by increased net interest income and a lower quarterly provision for credit losses, combined with an increase in net operating income from the mortgage division. Net interest income increased $1.4 million, or 8.3%, as the increase in interest income out-paced the increase in interest expense. Non-interest income increased $1.6 million or 17.2%, reflecting higher levels of mortgage banking income and an improvement in fair value changes of the pipeline as well as fair valued portfolio loans. Non-interest expense increased $1.5 million, or 8.0%, due primarily to an increase in salaries and employee benefits expense, professional fees and other expense. These increases were partially offset by a decrease in advertising and promotion expense. Detailed explanations of the major categories of income and expense follow below.

Exhibit 99.1

Net Interest income
The rate/volume analysis table below analyzes dollar changes in the components of interest income and interest expense as they relate to the change in balances (volume) and the change in interest rates (rate) of tax-equivalent net interest income for the periods indicated and allocated by rate and volume. Changes in interest income and/or expense related to changes attributable to both volume and rate have been allocated proportionately based on the relationship of the absolute dollar amount of the change in each category.

	Quarter Ended
(dollars in thousands)	September 30, 2024	June 30, 2024	$ Change	% Change	Change due to rate	Change due to volume
Interest income:
Cash and cash equivalents	$416	$331	$85	25.7%	$3	$82
Investment securities - taxable	1,480	1,324	156	11.8%	28	128
Investment securities - tax exempt (1)	397	403	(6)	(1.5)%	(3)	(3)
Loans held for sale	766	572	194	33.9%	(5)	199
Loans held for investment (1)	37,339	35,916	1,423	4.0%	967	456
Total loans	38,105	36,488	1,617	4.4%	962	655
Total interest income	$40,398	$38,546	$1,852	4.8%	$990	$862
Interest expense:
Interest-bearing demand deposits	$1,390	$1,279	$111	8.7%	$118	$(7)
Money market and savings deposits	8,391	8,265	126	1.5%	(494)	620
Time deposits	9,532	9,447	85	0.9%	(406)	491
Total interest - bearing deposits	19,313	18,991	322	1.7%	(782)	1,104
Borrowings	1,985	1,851	134	7.2%	21	113
Subordinated debentures	779	777	2	0.3%	—	2
Total interest expense	22,077	21,619	458	2.1%	(761)	1,219
Net interest income differential	$18,321	$16,927	$1,394	8.24%	$1,751	$(357)
(1) Reflected on a tax-equivalent basis.
Interest income increased $1.9 million quarter-over-quarter on a tax equivalent basis, driven by the level of average earning assets which increased by $55.3 million contributing $862 thousand to the interest income increase. In addition, the yield on earnings assets increased 8 basis points during the period.

Average total loans, excluding residential loans for sale, increased $25.0 million resulting in an increase due to volume in interest income of $456 thousand. The largest drivers of this increase were commercial, commercial real estate, and small business loans which on a combined basis increased $34.4 million on average, partially offset by a decrease in average leases of $11.6 million. Home equity, residential real estate, consumer and other loans held in portfolio increased on a combined basis $2.1 million on average. The yield on total loans increased 10 basis points, helped by loan fees of $509 thousand, and the yield on cash and investments increased 3 basis points on a combined basis.
Total interest expense increased $458 thousand, quarter-over-quarter, due to higher levels of deposits, particularly money market and time deposits having a bigger impact than rate changes. Interest expense on total deposits increased $322 thousand and interest expense on borrowings increased $134 thousand. During the period, money market accounts and time deposits increased $15.1 million and $8.6 million on average, respectively, while interest-bearing demand deposits decreased $640 thousand on average. Borrowings increased $9.1 million on average. Overall increase in interest expense on deposits due to volume changes was $1.1 million.
The cost of interest-bearing deposits decreased 3 basis points driven by certain money market funds and wholesale time deposits which repriced at lower costs. The total decrease in interest expense on deposits attributable to rate changes was $782 thousand. Overall the net interest margin increased 14 basis points to 3.20% as the yield on earning assets improved, the cost of funds declined and non-interest bearing balances increased $18.7 million on average.

Provision for Credit Losses
The overall provision for credit losses for the third quarter decreased $398 thousand to $2.3 million, from $2.7 million in the second quarter. The provision for funded loans decreased $670 thousand and the provision on unfunded loan commitments increased $272 thousand during the current quarter. The third quarter provision for funded loans of $2.0 million declined from the prior quarter due largely to a decrease of $1.9 million in net charge-offs and was positively impacted by favorable changes in certain portfolio baseline loss rates.

Exhibit 99.1
Non-interest income
The following table presents the components of non-interest income for the periods indicated:

	Quarter Ended
(Dollars in thousands)	September 30, 2024	June 30, 2024	$ Change	% Change
Mortgage banking income	$6,474	$5,420	$1,054	19.4%
Wealth management income	1,447	1,444	3	0.2%
SBA loan income	544	785	(241)	(30.7)%
Earnings on investment in life insurance	222	215	7	3.3%
Net change in the fair value of derivative instruments	(102)	203	(305)	(150.2)%
Net change in the fair value of loans held-for-sale	169	(29)	198	(682.8)%
Net change in the fair value of loans held-for-investment	965	(24)	989	(4120.8)%
Net loss (gain) on hedging activity	(197)	(63)	(134)	212.7%
Net loss on sale of investment securities available-for-sale	(57)	—	(57)	(100.0)%
Other	1,366	1,293	73	5.6%
Total non-interest income	$10,831	$9,244	$1,587	17.2%
Total non-interest income increased $1.6 million, or 17.2%, quarter-over-quarter as mortgage banking income increased $1.1 million, or 19.4%. Mortgage loan sales increased $47.8 million or 24.1% quarter over quarter driving higher gain on sale income at a slightly higher margin. SBA and other income decreased $168 thousand combined due largely to lower levels of SBA loan sales. SBA loans sold for the quarter-ended September 30, 2024 totaled $11.9 million, down $246 thousand, or 2.0%, compared to the quarter-ended June 30, 2024. The gross margin on SBA sales was 7.9% for the quarter, down from 8.8% for the previous quarter.

Non-interest expense
The following table presents the components of non-interest expense for the periods indicated:

	Quarter Ended
(Dollars in thousands)	September 30, 2024	June 30, 2024	$ Change	% Change
Salaries and employee benefits	$12,829	$11,437	$1,392	12.2%
Occupancy and equipment	1,243	1,230	13	1.1%
Professional fees	1,106	1,029	77	7.5%
Data processing and software	1,553	1,506	47	3.1%
Advertising and promotion	717	989	(272)	(27.5)%
Pennsylvania bank shares tax	181	274	(93)	(33.9)%
Other	2,917	2,553	365	14.3%
Total non-interest expense	$20,546	$19,018	$1,528	8.0%
Salaries and employee benefits increased $1.4 million overall, with bank and wealth segments combined having increased $588 thousand, and the mortgage segment increased $804 thousand. Mortgage segment salaries, commissions, and employee benefits are impacted by volume and therefore increased as originations increased $17.2 million over the prior quarter.
Professional fees increased $77 thousand during the current quarter due to an increased level of legal expense related to non-performing assets. Advertising and promotion expense decreased $272 thousand from the prior quarter as a result of a seasonal decrease in business development expenses. Other expense increased $365 thousand from the prior quarter due to an increase in employee travel and trainings, combined with an increase in loan fees.

Balance Sheet - September 30, 2024 Compared to June 30, 2024
Total assets increased $36.1 million, or 1.5%, to $2.4 billion as of September 30, 2024 from $2.4 billion at June 30, 2024. This increase was driven by strong loan growth and an increase in investments. Interest-bearing cash increased $4.2 million, or 26.9%, to $19.8 million as of September 30, 2024, from June 30, 2024.
Portfolio loan growth was $20.3 million, or 1.0% quarter-over-quarter. The portfolio growth was generated from commercial mortgage loans which increased $25.6 million, or 3.3%, commercial & industrial loans which increased $11.4 million, or 3.2%, and small business loans which increased $5.0 million despite the sale of $11.9 million in small business loan during the quarter. Lease financings decreased $10.9 million, or 11.2% from June 30, 2024, partially offsetting the above noted loan growth, but this decline was expected as we continue to refocus away from lease originations. Other assets increased by $7.1 million quarter-over-quarter, due largely to certain SBA loan sales that settled after quarter-end.

Exhibit 99.1
Total deposits increased $63.5 million, or 3.3% quarter-over-quarter, due largely to higher levels of money market accounts and time deposits to a lesser degree. Money market accounts and savings accounts increased a combined $35.4 million, while time deposits increased $11.6 million from largely wholesale efforts, and interest bearing demand deposits increased $3.4 million. Non-interest bearing deposits increased $13.2 million. Overall borrowings decreased $42.4 million, or 22.6% quarter-over-quarter.
Total stockholders’ equity increased by $5.1 million from June 30, 2024, to $167.5 million as of September 30, 2024. Changes to equity for the current quarter included net income of $4.7 million, less dividends paid of $1.4 million, plus an increase of $1.3 million in other comprehensive income due to the positive impact that declining interest rate environment had on the investment portfolio. The Community Bank Leverage Ratio for the Bank was 9.32% at September 30, 2024.
Asset Quality Summary
Non-performing loans increased $7.5 million to $45.1 million at September 30, 2024 compared to $37.6 million at June 30, 2024. As a result of the increase, the ratio of non-performing loans to total loans increased to 2.20% as of September 30, 2024, from 1.84% as of June 30, 2024, and the ratio of non-performing assets to total assets increased to 1.97% as of September 30, 2024, compared to 1.68% as of June 30, 2024. The increase in non-performing assets was led by a $4.2 million increase in non-performing residential mortgage loans and a $1.8 million increase in non-performing commercial loans as the bank repurchased at a discount of $574 thousand, the remaining balance of a commercial loan participation to another bank. The impact of this loan repurchase increased the balance of non-performing loans by $2.1 million and also increased the ACL by the amount of the discount.
Meridian realized net charge-offs of 0.11% of total average loans for the quarter ended September 30, 2024, down from 0.20% for the quarter ended June 30, 2024. Net charge-offs decreased to $2.3 million for the quarter ended September 30, 2024, compared to net charge-offs of $4.1 million for the quarter ended June 30, 2024. Third quarter charge-offs were comprised of $1.2 million from small ticket equipment leases which are charged-off after becoming more than 120 days past due, and $1.1 million in SBA loans. Overall there were recoveries of $153 thousand, largely related to leases and small business loans.
The ratio of allowance for credit losses to total loans held for investment, excluding loans at fair value (a non-GAAP measure, see reconciliation in the Appendix), was 1.10% as of September 30, 2024, consistent with the coverage ratio of 1.10% as of June 30, 2024. As of September 30, 2024 there were specific reserves of $6.8 million against individually evaluated loans, a decrease of $394 thousand from $7.2 million in specific reserves as of June 30, 2024. The specific reserve decline over the prior quarter was the result of a drop in SBA loan related reserves driven by charge-offs during the current quarter, partially offset by an increase in specific reserve as the result of repurchasing a commercial loan participation from another bank as discussed above.
About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware and Maryland. Through its 17 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; increased competitive pressures; changes in spreads on interest-earning assets and interest-bearing liabilities; changes in general economic conditions and conditions within the securities markets; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; legislation affecting the financial services industry as a whole, and Meridian Corporation, in particular; changes in accounting policies, practices or guidance; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
FINANCIAL RATIOS (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Quarter Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Earnings and Per Share Data:
Net income	$4,743	$3,326	$2,676	$571	$4,005
Basic earnings per common share	$0.43	$0.30	$0.24	$0.05	$0.36
Diluted earnings per common share	$0.42	$0.30	$0.24	$0.05	$0.35
Common shares outstanding	11,229	11,191	11,186	11,183	11,178

Performance Ratios:
Return on average assets (2)	0.80%	0.58%	0.47%	0.10%	0.73%
Return on average equity (2)	11.41	8.25	6.73	1.44	10.17
Net interest margin (tax-equivalent) (2)	3.20	3.06	3.09	3.18	3.29
Yield on earning assets (tax-equivalent) (2)	7.06	6.98	6.90	6.81	6.76
Cost of funds (2)	4.05	4.10	4.00	3.81	3.63
Efficiency ratio	70.67%	72.89%	73.90%	78.63%	79.09%

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.11%	0.20%	0.12%	0.11%	0.05%
Non-performing loans to total loans	2.20	1.84	1.93	1.76	1.53
Non-performing assets to total assets	1.97	1.68	1.74	1.58	1.38
Allowance for credit losses to:
Total loans and other finance receivables	1.09	1.09	1.18	1.17	1.04
Total loans and other finance receivables (excluding loans at fair value) (1)	1.10	1.10	1.19	1.17	1.05
Non-performing loans	48.66%	57.66%	60.59%	65.48%	67.61%

Capital Ratios:
Book value per common share	$14.91	$14.51	$14.30	$14.13	$13.88
Tangible book value per common share	$14.58	$14.17	$13.96	$13.78	$13.53
Total equity/Total assets	7.01%	6.91%	6.98%	7.04%	6.95%
Tangible common equity/Tangible assets - Corporation (1)	6.87	6.76	6.82	6.87	6.79
Tangible common equity/Tangible assets - Bank (1)	8.95	8.85	8.93	8.94	8.89
Tier 1 leverage ratio - Bank	9.32	9.33	9.42	9.46	9.65
Common tier 1 risk-based capital ratio - Bank	10.17	9.84	9.87	10.10	10.82
Tier 1 risk-based capital ratio - Bank	10.17	9.84	9.87	10.10	10.82
Total risk-based capital ratio - Bank	11.22%	10.84%	10.95%	11.17%	11.85%
(1) See Non-GAAP reconciliation in the Appendix
(2) Annualized

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Interest income:
Loans and other finance receivables, including fees	$38,103	$36,486	$33,980	$109,928	$95,612
Securities - taxable	1,480	1,324	901	4,055	2,853
Securities - tax-exempt	320	324	333	969	1,038
Cash and cash equivalents	416	331	245	1,047	741
Total interest income	40,319	38,465	35,459	115,999	100,244
Interest expense:
Deposits	19,313	18,991	15,543	55,696	41,013
Borrowings and subordinated debentures	2,764	2,628	2,692	8,606	7,230
Total interest expense	22,077	21,619	18,235	64,302	48,243
Net interest income	18,242	16,846	17,224	51,697	52,001
Provision for credit losses	2,282	2,680	82	7,828	2,186
Net interest income after provision for credit losses	15,960	14,166	17,142	43,869	49,815
Non-interest income:
Mortgage banking income	6,474	5,420	4,819	15,528	13,143
Wealth management income	1,447	1,444	1,258	4,208	3,689
SBA loan income	544	785	982	2,315	3,463
Earnings on investment in life insurance	222	215	201	644	585
Net change in the fair value of derivative instruments	(102)	203	103	176	217
Net change in the fair value of loans held-for-sale	169	(29)	111	138	(88)
Net change in the fair value of loans held-for-investment	965	(24)	(570)	766	(673)
Net loss (gain) on hedging activity	(197)	(63)	82	(279)	81
Net loss on sale of investment securities available-for-sale	(57)	—	(3)	(57)	(58)
Other	1,366	1,293	1,103	4,620	3,489
Total non-interest income	10,831	9,244	8,086	28,059	23,848
Non-interest expense:
Salaries and employee benefits	12,829	11,437	12,420	34,839	35,633
Occupancy and equipment	1,243	1,230	1,226	3,706	3,610
Professional fees	1,106	1,029	1,104	3,633	2,930
Data processing and software	1,553	1,506	1,652	4,591	4,764
Advertising and promotion	717	989	848	2,454	2,799
Pennsylvania bank shares tax	181	274	244	729	735
Other	2,917	2,553	2,524	7,786	6,951
Total non-interest expense	20,546	19,018	20,018	57,738	57,422
Income before income taxes	6,245	4,392	5,210	14,190	16,241
Income tax expense	1,502	1,066	1,205	3,445	3,568
Net income	$4,743	$3,326	$4,005	$10,745	$12,673

Basic earnings per common share	$0.43	$0.30	$0.36	$0.97	$1.14
Diluted earnings per common share	$0.42	$0.30	$0.35	$0.96	$1.11

Basic weighted average shares outstanding	11,110	11,096	11,058	11,098	11,129
Diluted weighted average shares outstanding	11,234	11,150	11,363	11,198	11,449

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Assets:
Cash and due from banks	$12,542	$8,457	$8,935	$10,067	$12,734
Interest-bearing deposits at other banks	19,805	15,601	14,092	46,630	47,025
Cash and cash equivalents	32,347	24,058	23,027	56,697	59,759
Securities available-for-sale, at fair value	171,568	159,141	150,996	146,019	122,218
Securities held-to-maturity, at amortized cost	33,833	35,089	35,157	35,781	36,232
Equity investments	2,166	2,088	2,092	2,121	2,019
Mortgage loans held for sale, at fair value	46,602	54,278	29,124	24,816	23,144
Loans and other finance receivables, net of fees and costs	2,008,396	1,988,535	1,956,315	1,895,806	1,885,629
Allowance for credit losses	(21,965)	(21,703)	(23,171)	(22,107)	(19,683)
Loans and other finance receivables, net of the allowance for credit losses	1,986,431	1,966,832	1,933,144	1,873,699	1,865,946
Restricted investment in bank stock	8,542	10,044	8,560	8,072	8,309
Bank premises and equipment, net	12,807	13,114	13,451	13,557	13,310
Bank owned life insurance	29,489	29,267	29,051	28,844	28,641
Accrued interest receivable	10,012	9,973	9,864	9,325	8,984
Other real estate owned	1,862	1,862	1,703	1,703	1,703
Deferred income taxes	3,537	3,950	4,339	4,201	4,993
Servicing assets	4,364	11,341	11,573	11,748	11,835
Servicing assets held for sale	6,609	—	—	—	—
Goodwill	899	899	899	899	899
Intangible assets	2,818	2,869	2,920	2,971	3,022
Other assets	33,835	26,779	37,023	25,740	39,957
Total assets	$2,387,721	$2,351,584	$2,292,923	$2,246,193	$2,230,971

Liabilities:
Deposits:
Non-interest bearing	$237,207	$224,040	$220,581	$239,289	$244,668
Interest bearing
Interest checking	133,429	130,062	121,204	150,898	156,537
Money market and savings deposits	822,837	787,479	797,525	747,803	746,599
Time deposits	785,454	773,855	761,386	685,472	660,841
Total interest-bearing deposits	1,741,720	1,691,396	1,680,115	1,584,173	1,563,977
Total deposits	1,978,927	1,915,436	1,900,696	1,823,462	1,808,645
Borrowings	144,880	187,260	145,803	174,896	177,959
Subordinated debentures	49,928	49,897	49,867	49,836	50,079
Accrued interest payable	7,017	7,709	8,350	10,324	7,814
Other liabilities	39,519	28,900	28,271	29,653	31,360
Total liabilities	2,220,271	2,189,202	2,132,987	2,088,171	2,075,857

Stockholders’ equity:
Common stock	13,232	13,194	13,189	13,186	13,181
Surplus	81,002	80,639	80,487	80,325	79,731
Treasury stock	(26,079)	(26,079)	(26,079)	(26,079)	(26,079)
Unearned common stock held by employee stock ownership plan	(1,204)	(1,204)	(1,204)	(1,204)	(1,403)
Retained earnings	107,765	104,420	102,492	101,216	102,043
Accumulated other comprehensive loss	(7,266)	(8,588)	(8,949)	(9,422)	(12,359)
Total stockholders’ equity	167,450	162,382	159,936	158,022	155,114
Total liabilities and stockholders’ equity	$2,387,721	$2,351,584	$2,292,923	$2,246,193	$2,230,971

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SEGMENT INFORMATION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Interest income	$40,319	$38,465	$37,215	$36,346	$35,459
Interest expense	22,077	21,619	20,606	19,404	18,235
Net interest income	18,242	16,846	16,609	16,942	17,224
Provision for credit losses	2,282	2,680	2,866	4,628	82
Non-interest income	10,831	9,244	7,984	8,117	8,086
Non-interest expense	20,546	19,018	18,174	19,703	20,018
Income before income tax expense	6,245	4,392	3,553	728	5,210
Income tax expense	1,502	1,066	877	157	1,205
Net Income	$4,743	$3,326	$2,676	$571	$4,005

Basic weighted average shares outstanding	11,110	11,096	11,088	11,070	11,058
Basic earnings per common share	$0.43	$0.30	$0.24	$0.05	$0.36

Diluted weighted average shares outstanding	11,234	11,150	11,201	11,206	11,363
Diluted earnings per common share	$0.42	$0.30	$0.24	$0.05	$0.35

	Segment Information
	Three Months Ended September 30, 2024				Three Months Ended September 30, 2023
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$18,151	$46	$45	$18,242	$17,205	$(15)	$34	$17,224
Provision for credit losses	2,282	—	—	2,282	82	—	—	82
Net interest income after provision	15,869	46	45	15,960	17,123	(15)	34	17,142
Non-interest income	1,358	1,447	8,026	10,831	1,758	1,258	5,070	8,086
Non-interest expense	13,287	840	6,419	20,546	12,564	826	6,628	20,018
Income (loss) before income taxes	$3,940	$653	$1,652	$6,245	$6,317	$417	$(1,524)	$5,210
Efficiency ratio	68%	56%	80%	71%	66%	66%	130%	79%

	Nine Months Ended September 30, 2024				Nine Months Ended September 30, 2023
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$51,528	$76	$93	$51,697	$51,928	$(12)	$85	$52,001
Provision for credit losses	7,828	—	—	7,828	2,186	—	—	2,186
Net interest income after provision	43,700	76	93	43,869	49,742	(12)	85	49,815
Non-interest income	4,908	4,207	18,944	28,059	5,696	3,689	14,463	23,848
Non-interest expense	37,962	2,479	17,297	57,738	35,608	2,704	19,110	57,422
Income (loss) before income taxes	$10,646	$1,804	$1,740	$14,190	$19,830	$973	$(4,562)	$16,241
Efficiency ratio	67%	58%	91%	72%	62%	74%	131%	76%

MERIDIAN CORPORATION AND SUBSIDIARIES
APPENDIX: NON-GAAP MEASURES (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. The non-GAAP disclosure have limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-tax, Pre-provision Reconciliation
	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data, Unaudited)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Income before income tax expense	$6,245	$4,392	$5,210	$14,190	$16,241
Provision for credit losses	2,282	2,680	82	7,828	2,186
Pre-tax, pre-provision income	$8,527	$7,072	$5,292	$22,018	$18,427

	Pre-tax, Pre-provision Reconciliation
	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data, Unaudited)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Bank	$6,222	$5,851	$6,399	$18,474	$22,016
Wealth	653	676	417	1,804	973
Mortgage	1,652	545	(1,524)	1,740	(4,562)
Pre-tax, pre-provision income	$8,527	$7,072	$5,292	$22,018	$18,427

	Allowance For Credit Losses (ACL) to Loans and Other Finance Receivables, Excluding and Loans at Fair Value
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Allowance for credit losses (GAAP)	$21,965	$21,703	$23,171	$22,107	$19,683

Loans and other finance receivables (GAAP)	2,008,396	1,988,535	1,956,315	1,895,806	1,885,629
Less: Loans at fair value	(13,965)	(12,900)	(13,139)	(13,726)	(13,231)
Loans and other finance receivables, excluding loans at fair value (non-GAAP)	$1,994,431	$1,975,635	$1,943,176	$1,882,080	$1,872,398

ACL to loans and other finance receivables (GAAP)	1.09%	1.09%	1.18%	1.17%	1.04%
ACL to loans and other finance receivables, excluding loans at fair value (non-GAAP)	1.10%	1.10%	1.19%	1.17%	1.05%

	Tangible Common Equity Ratio Reconciliation - Corporation
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Total stockholders' equity (GAAP)	$167,450	$162,382	$159,936	$158,022	$155,114
Less: Goodwill and intangible assets	(3,717)	(3,768)	(3,819)	(3,870)	(3,921)
Tangible common equity (non-GAAP)	163,733	158,614	156,117	154,152	151,193

Total assets (GAAP)	2,387,721	2,351,584	2,292,923	2,246,193	2,230,971
Less: Goodwill and intangible assets	(3,717)	(3,768)	(3,819)	(3,870)	(3,921)
Tangible assets (non-GAAP)	$2,384,004	$2,347,816	$2,289,104	$2,242,323	$2,227,050
Tangible common equity to tangible assets ratio - Corporation (non-GAAP)	6.87%	6.76%	6.82%	6.87%	6.79%

	Tangible Common Equity Ratio Reconciliation - Bank
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Total stockholders' equity (GAAP)	$217,028	$211,308	$208,319	$204,132	$201,996
Less: Goodwill and intangible assets	(3,717)	(3,768)	(3,819)	(3,870)	(3,921)
Tangible common equity (non-GAAP)	213,311	207,540	204,500	200,262	198,075

Total assets (GAAP)	2,385,994	2,349,600	2,292,894	2,244,893	2,232,297
Less: Goodwill and intangible assets	(3,717)	(3,768)	(3,819)	(3,870)	(3,921)
Tangible assets (non-GAAP)	$2,382,277	$2,345,832	$2,289,075	$2,241,023	$2,228,376
Tangible common equity to tangible assets ratio - Bank (non-GAAP)	8.95%	8.85%	8.93%	8.94%	8.89%

	Tangible Book Value Reconciliation
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Book value per common share	$14.91	$14.51	$14.30	$14.13	$13.88
Less: Impact of goodwill /intangible assets	0.33	0.34	0.34	0.35	0.35
Tangible book value per common share	$14.58	$14.17	$13.96	$13.78	$13.53